QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.22

MATURITY EXTENSION AGREEMENT

        THIS MATURITY EXTENSION AGREEMENT ("Extension Agreement") is made and entered into as of the 31st day of October, 2002, by and among SHUFFLE MASTER, INC., a Minnesota corporation ("SMI Minn"), SHUFFLE MASTER OF MISSISSIPPI, INC., a Mississippi corporation ("SMI Miss") and SHUFFLE MASTER INTERNATIONAL LIMITED, a corporation organized under the laws of the country of Barbados ("SMIL" and together with SMI Minn and SMI Miss, collectively the "Borrowers") and U.S. BANK NATIONAL ASSOCIATION (herein together with its successors and assigns the "Lender").

R E C I T A L S

        WHEREAS:

        A.    Borrowers and Lender entered into a Credit Agreement dated as of September 30, 1999, as amended by that certain letter agreement dated September 27, 2000 and by First Amendment to Credit Agreement dated as of October 31, 2001 (collectively the "Existing Credit Agreement") evidencing a revolving line of credit in favor of Borrowers, up to the maximum principal amount of Fifteen Million Dollars ($15,000,000.00).

        B.    For the purpose of this Extension Agreement, all capitalized words and terms not otherwise defined herein shall have the respective meanings and be construed herein as provided in Section 1.01 of the Existing Credit Agreement and any reference to a provision of the Existing Credit Agreement shall be deemed to incorporate that provision as a part hereof, in the same manner and with the same effect as if the same were fully set forth herein.

        C.    Borrower and Lender desire to extend the Maturity Date for an additional one (1) year period from October 31, 2003 to October 31, 2004 in accordance with the provisions set forth in Section 2.13 of the Existing Credit Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and other valuable considerations as hereinafter set forth, it is hereby agreed that the Maturity Date be extended as follows:

        1.    Extension of Maturity Date.    The Maturity Date, as defined in the Existing Credit Agreement, shall be and is hereby extended from October 31, 2003 to October 31, 2004 in accordance with the provisions set forth in Section 2.13 of the Existing Credit Agreement.

        2.    Representations of Borrowers.    Borrowers hereby represent to the Lender that:

          a.    The representations and warranties contained in Article IV of the Existing Credit Agreement and contained in each of the other Loan Documents (other than representations and warranties which expressly speak only as of a different date, which shall be true and correct in all material respects as of such date) are true and correct on and as of the date hereof in all material respects as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties are not true and correct as a result of a change which is permitted by the Existing Credit Agreement or by any other Loan Document or which has been otherwise consented to by Lender;

          b.    Since the date of the most recent financial statements referred to in Section 5.08 of the Existing Credit Agreement, no Material Adverse Change has occurred and no event or circumstance which could reasonably be expected to result in a Material Adverse Change or Material Adverse Effect has occurred;

          c.    No event has occurred and is continuing which constitutes a Default or Event of Default under the terms of the Existing Credit Agreement; and

          d.    The execution, delivery and performance of this Extension Agreement has been duly authorized by all necessary action of Borrowers and this Extension Agreement constitutes a valid, binding and enforceable obligation of Borrowers.

        3.    Incorporation by Reference.    This Extension Agreement shall be and is hereby incorporated in and forms a part of the Existing Credit Agreement.

        4.    Governing Law.    This Extension Agreement shall be governed by the internal laws of the State of Nevada without reference to conflicts of laws principles.

        5.    Counterparts.    This Extension Agreement may be executed in any number of separate counterparts with the same effect as if the signatures hereto and hereby were upon the same instrument. All such counterparts shall together constitute one and the same document.

        6.    Continuance of Terms and Provisions.    All of the terms and provisions of the Existing Credit Agreement and each of the Loan Documents shall remain unchanged and in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the day and year first above written.

BORROWERS:

SHUFFLE MASTER, INC., a Minnesota corporation

By	/s/ MARK L. YOSELOFF
Name	Mark L. Yoseloff
Title	CEO

SHUFFLE MASTER OF MISSISSIPPI, INC., a Mississippi corporation

By	/s/ MARK L. YOSELOFF
Name	Mark L. Yoseloff
Title	CEO

SHUFFLE MASTER INTERNATIONAL LIMITED, a corporation organized under the laws of the Country of Barbados

By	/s/ MARK L. YOSELOFF
Name	Mark L. Yoseloff
Title	CEO

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By	/s/ RYAN M. STIPE Ryan M. Stipe, Assistant Vice President

QuickLinks

  Exhibit 10.22
MATURITY EXTENSION AGREEMENT